Exhibit 99.1

        Nektar Announces Third Quarter 2006 Financial Results


    -- Nektar increases revenue estimates and reduces net loss estimates for full-year 2006; provides preliminary 2007 financial guidance;

    -- Exubera(R) (insulin human (rDNA origin)) Inhalation Powder available in U.S., Germany, U.K. and Ireland;

    --  Exubera receives multiple awards for innovation;

    -- Nektar pulmonary product (ABIP) for preventing fungal infections in immunosuppressed patients receives EU orphan drug designation along with FDA Orphan Drug and Fast Track designation.


    SAN CARLOS, Calif.--(BUSINESS WIRE)--Nov. 2, 2006--Nektar
Therapeutics (Nasdaq:NKTR) announced today its financial results for the three months ended September 30, 2006.

    The company reported total revenue of $58.6 million for the three months ended September 30, 2006 compared to $36.4 million for the three months ended September 30, 2005. For the three months ended September 30, 2006, product sales and royalty revenue was $41.5 million compared to $8.5 million in the three months ended September 30, 2005; and contract revenue totaled $15.1 million compared to $23.7 million in the three months ended September 30, 2005. Exubera product and royalty revenue for the three months ended September 30, 2006 was $26.9 million.

    Nektar reported a GAAP net loss of $19.6 million or $(0.22) per share for the three months ended September 30, 2006 compared to a GAAP net loss of $23.8 million or $(0.28) per share for the three months ended September 30, 2005.

    Nektar also reported a non-GAAP net loss of $14.0 million or $(0.16) per share for the three months ended September 30, 2006 compared to a non-GAAP net loss for the three months ended September 30, 2005 of $23.8 million or $(0.28) per share. The non-GAAP net loss for the three months ended September 30, 2006 excludes $2.9 million of SFAS 123R non-severance stock based compensation charges and $2.7 million of severance and restructuring charges.

    For the nine months ended September 30, 2006, Nektar reported total revenue of $147.8 million compared to total revenue of $93.4 million for the nine months ended September 30, 2005. For the nine months ended September 30, 2006, product and royalty revenue was $98.0 million compared to $20.3 million for the nine months ended September 30, 2005; and contract research revenue totaled $44.3 million compared to $62.7 million for the nine months ended September 30, 2005. Exubera product and royalty revenue for the nine months ended September 30, 2006 was $62.5 million.

    For the nine months ended September 30, 2006, Nektar reported a GAAP net loss of $115.9 or $(1.29) per share compared to a GAAP net loss for the nine months ended September 30, 2005 of $76.9 million or $(0.90) per share.

    Nektar also reported a non-GAAP net loss for the nine months ended September 30, 2006 of $63.3 million or $(0.71) per share compared to a non-GAAP net loss for the nine months ended September 30, 2005 of $76.9 million or $(0.90) per share.

    The non-GAAP net loss for the nine months ended September 30, 2006 excludes $13.3 million of SFAS 123R non-severance stock based compensation charges, $16.4 million of severance charges, $5.2 million of restructuring charges related to the closing of Nektar U.K. (Bradford), and a $17.7 million charge for a litigation settlement with the University of Alabama Huntsville (UAH). See the supplemental table attached to this press release entitled "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures."

    As of September 30, 2006, Nektar reported cash, cash equivalents, short-term investments, and investments in marketable securities totaling approximately $490.9 million compared to $566.4 million as of December 31, 2005 and $491.1 as of June 30, 2006.

    "With the launch underway, orders from Pfizer have increased. This, combined with our ability to consistently manufacture Exubera Inhalers and powder at large scale, have enabled us to increase our revenue estimates for 2006," said Robert Chess, chairman and acting CEO. "We are pleased that Exubera is now available in the U.S., and that Pfizer has begun the process of educating leading diabetes care physicians and health care professionals.

    "In addition to Exubera, other aspects of our business are moving forward. Based on the results of our recent clinical end-of-Phase-2 meeting with the Food and Drug Administration (FDA), we anticipate moving our inhaled Amphotericin B Inhalation Powder (ABIP) into pivotal testing in 2007, and we are continuing to advance our other proprietary products. Further, we are making progress on focusing our business to achieve profitability and long-term sustainable growth and meeting or exceeding our financial objectives we have set for the company in 2006."

    Financial Outlook for 2006 and 2007

    Today the company is revising its full year 2006 financial performance estimates and providing preliminary 2007 financial performance estimates.

    2006 Estimates

    -- For the full year 2006, Nektar is increasing its total revenue estimate range to $190 to $210 million from $170 to $200 million, including an increase in estimated Exubera manufacturing and royalty revenue to $90 to $100 million from $70 to $90 million, with most of the Exubera related revenue being generated by manufacturing sales of Exubera to Pfizer.

    -- The company is reducing its GAAP net loss estimates to a range of $155 to $170 million from $160 to $175 million, and non-GAAP net loss to $95 to $110 million from $100 to $115 million due to increased margins and R&D expenses which are lower than planned. Non-GAAP net loss excludes the $17.7 million UAH litigation settlement charge, $22 million of estimated SFAS 123R non-severance stock based compensation charges, and approximately $20 million of estimated charges related to restructuring and severance. See the supplemental table attached to this press release entitled "Reconciliation of Non-GAAP Projected Financial Guidance for 2006."

    -- The company is not changing its estimates of 2006 cash, cash equivalents, and short-term investments and investments in marketable securities which remain at an approximate range of $415 to $440 at the end of the year.

    2007 Preliminary Estimates

    The company is providing preliminary financial performance guidance for the full year 2007 as follows:

    -- Total revenue for 2007 in the range of $210 to $250 million, including Exubera revenue of $110 to $130 million, with most of the estimated Exubera revenue based on estimated manufacturing sales of Exubera to Pfizer.

    --  GAAP net loss of $110 to $130 million.

    -- Non-GAAP net loss of $75 to $95 million. Non-GAAP net loss excludes approximately $35 million of estimated SFAS 123R stock based compensation charges. See the supplemental table attached to this press release entitled "Reconciliation of Non-GAAP Projected Financial Guidance for 2007."

    Recent Highlights

    Exubera

    "As the creator of the core technologies for Exubera, we at Nektar appreciate the recognition of Exubera for its innovation to bring a better therapy option to diabetes patients," said Dr. John Patton, co-founder and chief scientific officer, Nektar.

    In September 2006, Exubera received two prestigious awards for innovation. The Wall Street Journal recognized Exubera first in the biotechnology and medical category as a technological breakthrough. In Germany, diabetologists declared Exubera to be the most innovative diabetes medicine of 2006 as published in trade magazine "PharmaBarometer."

    In early October 2006, Exubera was also awarded the "Best New Approved Product (Therapeutic)" at the 19th anniversary of The Biotech Meeting of CEOs at Laguna Niguel, California, a conference sponsored by Burrill & Co. and Kleiner Perkins Caufield & Byers. The CEOs voted on what awards to present to their peers for corporate and individual achievements.

    During the third quarter, Pfizer presented new Exubera data of particular importance for the healthcare professionals who treat diabetes. At the 42nd European Association for the Study of Diabetes in Copenhagen Denmark, held on September 14, 2006, Pfizer announced data that adult patients with diabetes who took Exubera were able to safely maintain good blood sugar control even if they developed a respiratory infection or were exposed to passive (second-hand) cigarette smoke. In addition, Pfizer announced that an analysis of a previously reported study showed that Exubera has the potential to encourage twice as many people with uncontrolled type 2 diabetes to try insulin in countries where insulin is commonly delivered with a pen (44 percent choosing insulin with Exubera availability versus 17 percent choosing insulin without Exubera availability). Finally, Pfizer also announced that an analysis of five clinical trials showed that people with either type 1 or type 2 diabetes who used Exubera gained less weight than those using injectable insulin.

    Exubera is marketed by Pfizer and is a product of a developmental collaboration between Pfizer and Nektar. Exubera is currently available in the U.S., U.K., Ireland, and Germany. It has been approved in the European Union, U.S., Brazil and Mexico.

    Under the agreement between the two companies, Nektar receives royalties on Exubera sales as well as revenue for the manufacture of the insulin powder and the Exubera Inhalers.

    Nektar Proprietary Products: Key to Sustainable Growth and
Shareholder Value

    "Our proprietary pipeline is the key to sustainable growth and shareholder value," said Chess. "Our pulmonary and PEGylation technologies are proven product engines to develop successful partner products, and we intend to use them to continue to develop outstanding products."

    On September 18, 2006, Nektar announced that its Amphotericin B Inhalation Powder (ABIP) product was granted orphan medicinal product designation by the European Commission for the prevention of pulmonary fungal infections in patients deemed at risk. In the U.S., the Food and Drug Administration (FDA) granted both Fast Track designation and Orphan Drug designation to ABIP for prevention of pulmonary fungal infections in patients at risk for aspergillosis due to immunosuppressive therapy. ABIP recently completed a multi-dose, dose escalation clinical study in preparation for pivotal trials.

    In October, Nektar had an encouraging clinical end-of-Phase-2 meeting with the FDA regarding its Amphotericin B Inhalation Powder
(ABIP) program. The FDA concurred with Nektar's plan to advance to pivotal trials in 2007 and did not request additional clinical or preclinical studies before proceeding.

    Partner Products

    Nektar and its partner, Zelos Therapeutics, a private biopharmaceutical company focused on developing novel therapies for patients suffering from osteoporosis, announced on September 21, 2006 the initiation of a Phase 1 clinical trial of an inhaled powder formulation of Zelos' proprietary parathyroid hormone Ostabolin-C(TM) (cyclic PTH (1-31)). Nektar and Zelos entered into a collaboration to develop an inhaleable powder form of Ostabolin-C in January 2005.

    Important Safety Information about Exubera

    Patients should not take Exubera if they have poorly controlled or unstable lung disease, or if they smoke or have stopped smoking less than six months prior to starting Exubera treatment. If a patient starts smoking or resumes smoking, he or she must stop using Exubera and see a healthcare provider about a different treatment.

    In clinical trials, mean treatment group differences between Exubera and comparators showed that Exubera was associated with small, non-progressive declines in lung function relative to comparator treatments.

    Before starting treatment with Exubera, a healthcare professional will carry out a simple test to check lung function. This will help to find out if Exubera is the right treatment for individual patients. Once a patient starts treatment, it is recommended that a healthcare provider check lung function again at six months and yearly thereafter.

    Like all medicines, Exubera can cause side effects. As with all forms of insulin, a possible side effect of Exubera is low blood sugar levels.

    Some patients have reported a mild cough while taking Exubera, which tended to occur within seconds to minutes after Exubera inhalation. Coughing occurred less frequently as patients continued to use Exubera.

    Conference Call Information

    Robert Chess, Nektar chairman and acting CEO, will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific time to discuss further the company's performance.

    Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through November 16, 2006.

    Analysts and investors can also access the conference call live via telephone by dialing (800) 640-9765 (U.S.); (847) 413-4837
(international). The passcode is 16034200 and the host is Robert Chess. An audio replay will be available shortly following the call through November 16, 2006 and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (international) with a passcode of 16034200. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

    About Nektar

    Nektar Therapeutics is a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading pulmonary and PEGylation technologies, expertise and manufacturing capabilities. Nektar technology and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its technologies and expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

    Non-GAAP Financial Measures

    The company provides all information required in accordance with GAAP, but it believes that evaluating its ongoing results of operations may be difficult to understand if limited to reviewing only GAAP financial results. In managing the company's business, management reviews non-GAAP net loss and non-GAAP basic and diluted net loss per common share which excludes, as applicable, SFAS 123R stock-based compensation charges, litigation charges, and severance and restructuring charges to evaluate the company's ongoing and future financial and operating results.

    Management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The company considers and presents such non-GAAP financial measures in measuring, reporting, and forecasting its financial results to provide management and investors with an additional tool to evaluate the company's operating results in a manner that focuses on what management believes to be the company's ongoing business operations. Management believes that the inclusion of non-GAAP financial measures provides consistency and comparability with past reports of financial results and future projections of revenue and net loss financial measures. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as that of other companies with which investors may compare the financial results of the company. Management believes it is useful for the company and investors to review both GAAP information that includes the expenses and charges mentioned above and the non-GAAP financial measures that exclude such special expenses and charges to have a better understanding of the overall performance of the company's business, its allocation of resources and its ability to perform in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

    This press release contains forward-looking statements that reflect management's current views and expectations as to the Exubera product commercial roll-out and market prospects, Exubera manufacturing levels, clinical plans and expectations for the clinical advancement of proprietary and partner products, prospects for the business and financial objectives, and financial estimates for the 2006 and 2007 calendar years. These forward-looking statements involve uncertainties and other risks, including but not limited to: (i) the success of the Exubera commercial launch (ii) the company's and Pfizer's ability to manufacture and supply sufficient quantities of Exubera product to meet patient demand (iii) the discovery of any new or more severe side effects or negative efficacy findings for Exubera or any product liability claims related thereto (iv) investment in proprietary products prior to seeking partner collaborations may adversely impact results of operations and financial condition (v) Nektar success or the success of Nektar's partners in obtaining regulatory approvals (vi) a material negative impact on results of operations for future periods as a result of the application of SFAS 123R related to expensing of stock-based compensation, and (vii) additional charges and expenses that may be incurred as we restructure the company in order to focus on our core assets. Other important risks and uncertainties are detailed in the company's reports and other filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

    Exubera is a registered trademark of Pfizer Inc.


                         NEKTAR THERAPEUTICS
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            ( In thousands, except per share information)

                                   Unaudited           Unaudited
                              ------------------- --------------------
                              Three-Months Ended   Nine-Months Ended
                                 September 30,        September 30,
                              ------------------- --------------------
                                  2006      2005       2006      2005
                              --------- --------- ---------- ---------

Revenue:
        Contract research
         revenue               $15,111   $23,657    $44,250   $62,737
        Product sales and
         royalty revenue        41,451     8,450     98,005    20,313
        Exubera(R)
         commercialization
         readiness revenue       2,070     4,247      5,559    10,348
                              --------- -------------------- ---------
Total revenue                   58,632    36,354    147,814    93,398

Operating costs and expenses:
        Cost of goods sold      30,137     6,125     73,821    16,813
        Exubera(R)
         commercialization
         readiness costs         1,042     3,075      3,126     8,035
        Research and
         development            34,985    38,591    108,016   109,321
        General and
         administrative         14,442    10,948     60,878    30,193
        Litigation settlement        -         -     17,710         -
        Amortization of other
         intangible assets         708       982      3,331     2,945
                              --------- --------- ---------- ---------
Total operating costs and
 expenses                       81,314    59,721    266,882   167,307
                              --------- --------- ---------- ---------

Loss from operations           (22,682)  (23,367)  (119,068)  (73,909)

Loss on extinguishment of debt       -      (303)         -      (303)
Other income (expense), net      2,273       (32)     1,181    (1,435)
Interest income                  6,060     2,899     17,316     7,683
Interest expense                (5,255)   (2,992)   (15,335)   (8,908)
                              --------- --------- ---------- ---------

Loss before provision for
 income taxes                  (19,604)  (23,795)  (115,906)  (76,872)

Benefit (provision) for income
 taxes                               -         -          -         -
                              --------- --------- ---------- ---------

Net loss                      $(19,604) $(23,795) $(115,906) $(76,872)
                              ========= ========= ========== =========


Basic and diluted net loss per
 common share                   $(0.22)   $(0.28)    $(1.29)   $(0.90)

Shares used in computing basic
 and diluted net loss per
 share                          90,017    86,228     89,550    85,331


                         NEKTAR THERAPEUTICS
   Reconciliation of GAAP Financial Measures to Non-GAAP Financial
                               Measures
            ( In thousands, except per share information)


                                   Unaudited           Unaudited
                              ------------------- --------------------
                              Three-Months Ended   Nine-Months Ended
                                 September 30,        September 30,
                              ------------------- --------------------
                                2006      2005      2006       2005
                              --------- --------- ---------- ---------

GAAP net loss                 $(19,604) $(23,795) $(115,906) $(76,872)

Adjustments to GAAP net loss:

 SFAS 123R stock-based
  compensation expense,
  excluding severance            2,918         -     13,305         -
 Litigation settlement               -         -     17,710         -
 Severance and restructuring
  charges                        2,712         -     21,595         -
                              --------- --------- ---------- ---------

Non-GAAP net loss (1)         $(13,974) $(23,795)  $(63,296) $(76,872)
                              ========================================



GAAP basic and diluted net
 loss per common share          $(0.22)   $(0.28)    $(1.29)   $(0.90)

Adjustments to GAAP basic and diluted
 net loss per common share:

 SFAS 123R stock-based
  compensation expense,
  excluding severance            $0.03        $-      $0.15        $-
 Litigation settlement              $-        $-      $0.20        $-
 Severance and restructuring
  charges                        $0.03        $-      $0.24        $-
                              --------- --------- ---------- ---------

Non-GAAP basic and diluted net
 loss per common share (1)      $(0.16)   $(0.28)    $(0.71)   $(0.90)
                              ========= ========= ========== =========

Shares used in computing non-
 GAAP basic and diluted net
 loss per share                 90,017    86,228     89,550    85,331


(1) These non-GAAP financial measures are not presented as a measure of operating results and should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. The company's management provides these non-GAAP financial measures to present investors with additional information that the company's management considers in assessing the company's results of operations, and to enhance investors' overall understanding of the company's financial performance.


                         NEKTAR THERAPEUTICS
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                            September 30, December 31,
                                                 2006         2005
                                             (unaudited)      (a)
                                            ------------- ------------

                   ASSETS

Current assets:
        Cash, cash equivalents and short-
         term investments                       $481,608     $476,201
        Inventory                                 15,795       18,627
        Other current assets                      49,029       25,015
                                            ------------- ------------
               Total current assets              546,432      519,843

Investments in marketable securities               9,342       90,222
Property and equipment, net                      136,580      142,127
Goodwill                                          78,431       78,431
Other intangible assets, net                       9,831       13,452
Other assets                                       9,404       14,479
                                            ------------- ------------
                                                $790,020     $858,554
                                            ============= ============


    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable and accrued
         liabilities                             $40,633      $53,626
        Capital lease obligations - current          604          482
        Convertible subordinated notes and
         debentures - current                     36,026            -
        Deferred revenue - current                18,066       15,487
                                            ------------- ------------
               Total current liabilities          95,329       69,595

Convertible subordinated notes and
 debentures                                      381,627      417,653
Accrued rent                                       2,295        2,409
Capital lease obligations                         19,814       20,276
Deferred revenue                                  23,278        8,374
Other long-term liabilities                       15,994       13,436

Stockholders' equity:
        Preferred stock at par                         -            -
        Common stock at par                            9            9
        Capital in excess of par               1,269,341    1,233,690
        Deferred compensation                          -       (2,949)
        Accumulated other comprehensive
         loss                                        471       (1,707)
        Accumulated deficit                   (1,018,138)    (902,232)
                                            ------------- ------------
               Total stockholders' equity        251,683      326,811
                                            ------------- ------------
                                                $790,020     $858,554
                                            ============= ============


(a) The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.


                          Supplemental Table

                          NEKTAR THERAPEUTICS
   Reconciliation of Non-GAAP Projected Financial Guidance for 2006


Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.


                                                    2006 Projected
                                                   Financial Guidance
                                                 ---------------------

 2006 Exubera-related projected revenue range         $90  to    $100
 2006 other revenue                                   100         110
                                                 ---------     -------
2006 projected total revenue range                   $190  to    $210
                                                 =========     =======

Projected GAAP net loss                             $(155) to   $(170)

Adjustments to GAAP net loss:

 SFAS 123R stock-based compensation expense,
  excluding severance related charges                  22          22
 Litigation charges                                    18          18
 Severance and restructuring charges                   20          20
                                                 ---------     -------

Projected Non-GAAP net loss                          $(95) to   $(110)
                                                 =========     =======


                          Supplemental Table

                          NEKTAR THERAPEUTICS
   Reconciliation of Non-GAAP Projected Financial Guidance for 2007
                             (In millions)



Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.


                                                      2007 Projected
                                                         Financial
                                                          Guidance
                                                     -----------------

 2007 Exubera-related projected revenue range         $110  to   $130
 2007 other revenue                                    100        120
                                                     ------     ------
2007 projected total revenue range                    $210  to   $250
                                                     ======     ======

Projected GAAP net loss                              $(110) to  $(130)

Adjustments to GAAP net loss:

 SFAS 123R stock-based compensation expense,
  excluding severance related charges                   35         35

Projected Non-GAAP net loss                           $(75) to   $(95)
                                                     ======     ======

    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138
             Jennifer Ruddock, 650-631-4954